Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256454 on Form S-8 and Registration Statement No. 333-259798 on Form S-3 of our report dated March 1, 2023, relating to the consolidated financial statements of Piedmont Lithium Inc. and subsidiaries, appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2022.

/s/DELOITTE & TOUCHE LLP

Charlotte, North Carolina

April 24, 2023